UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 26, 2016

SILVER HILL MINES, INC.

(Exact Name of registrant as specified in its Charter)

Nevada	000-53236	91-1257351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Rockefeller Plaza, 10th Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

(212) 935-8400

(Registrant’s telephone number, including area code)

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR         240-14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On August 26th, 2016, Silver Hill Mines, Inc., a Nevada corporation, (“Silver Hill”) entered into a Purchase and Sale Agreement (the “Agreement”) with Richard Green D.D.S. of Santa Monica, California, an inventor, to purchase certain intellectual property for a medical device known as Air Inline Technology, comprising all pending patents and trademarks globally, as it relates to the operations of AIR IN LINE removal in the Infusion Therapy Industry.

Pending Patent Applications:

PCT Application No. PCT-US14-16595 (filed February 14, 2014);
U.S. Design Patent Application No. 29/536,128 (filed August 13, 2015);
U.S. Design Patent Application No. 29/545,199 (filed November 20, 2015); and
U.S. Design Patent Application No. 29/556,546 (filed March 1, 2016)

The purchase price of $15,000,000 is to be paid as follows:

A deposit consisting of a stock certificate(s) in Seller’s name for Ten Million (10,000,000) shares of stock of “Silver Hill Mines, Inc.” with an agreed value of one dollar ($1.00) per share, for a total value Ten Million Dollars ($10,000,000).  Such certificate(s) to be delivered to Seller on or before the Closing Date, which shares of Silver Hill Mines, Inc. shall be fully paid and non-assessable, restricted, and such share certificates as shall be reasonably approved by Seller.  Said shares shall be restricted for one year only.  Mr. George Clair will personally and individually guarantee the 10,000,000 shares of SLVH to Seller, to have a value of not less than $1.00 a share for a period of not less than two years from closing.  The remaining balance of the Purchase Price in the amount of Five Million Dollars ($5,000,000.00) in cash shall be payable by Purchaser to Seller at anytime during the next ninety days (90), but no later than November 26, 2016.

The Agreement (attached hereto as Exhibit 10.1 and hereby incorporated by reference) contains customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions. Breaches of the representations and warranties will be subject to customary indemnification provisions, subject to specified aggregate limits of liability.

Item 2.01 – Completion of Disposition or Acquisition of Assets.

On August 26th, 2016, the Purchase and Sale Agreement was executed.  After the closing, there were 81,042,077 shares of our common stock outstanding.

Item 3.02 – Unregistered Sale of Equity Securities

On August 26th, 2016, the Company authorized the issuance of ten million (10,000,000) common shares to Richard Green D.D.S. at a value of $1.00 per share or $10,000,000.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits.

10.1

Asset Purchase Agreement dated August 26, 2016 by and between Silver Hill Mines Inc. and Richard Green, DDS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2016

SILVER HILL MINES, INC.

/s/ George Clair

______________________________

By:  George Clair

Title:  President